UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported ) May 12, 2009

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 500,
Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

In connection with the March 31, 2008 merger (the “Merger”) between FairPoint Communications, Inc. (the “Company”) and Northern New England Spinco Inc., a subsidiary of Verizon Communications Inc. (“Verizon”), the Company entered into a Settlement Agreement (the “Stipulation”), dated as of January 23, 2008, with certain affiliates of Verizon and the staff of the New Hampshire Public Utilities Commission (the “NHPUC”).  The Stipulation was later approved by an Order issued by the NHPUC, dated as of February 25, 2008.  Pursuant to the Stipulation, the Company agreed, among other things, to make $50 million in capital expenditures in New Hampshire on certain approved network improvements, using funds contributed by Verizon to the Company in accordance with the Stipulation (the “New Hampshire Funds”).  The New Hampshire Funds are reflected on the Company’s March 31, 2009 balance sheet as restricted cash to be used only in accordance with the Stipulation.

The Company requested that the New Hampshire Funds be available for general working capital purposes.  By letter, dated as of May 12, 2009, the NHPUC approved the Company’s request, conditioned upon the Company’s commitment to invest additional funds on certain NHPUC-approved network improvements in New Hampshire on the following schedule: $15 million by the end of 2010, an additional $20 million by the end of 2011 and an additional $30 million by the end of 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:		/s/ Alfred C. Giammarino
		Name:	Alfred C. Giammarino
		Title:	Executive Vice President and Chief Financial Officer

Date: May 13, 2009